UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On May 28, 2015, SandRidge Energy, Inc. (the “Company”) announced its intent to commence a private placement (the “Offering”) of $1.0 billion aggregate principal amount of senior secured notes due 2020 (the “Notes”).  In connection with the Offering, the Company disclosed that the present value, discounted at 10% per annum, of its proved reserves as of December 31, 2014 would have been $3.04 billion based on NYMEX forward strip prices as of May 1, 2015 ($3.4 billion after giving effect to the Company’s hedging arrangements).

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01   Other Events.

On May 28, 2015, the Company issued a press release announcing its intent to commence the Offering.  A copy of this press release is filed as Exhibit 99.1 to this report, which is incorporated by reference into this Item 8.01.

The press release was issued pursuant to, and in accordance with, Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

The Company’s existing senior credit facility, which will be amended and restated concurrently with the issuance of the Notes (the “revised senior credit facility”), will be available to be drawn on subject to limitations based on its terms and certain financial covenants, as described below. The revised senior credit facility is expected to contain financial covenants, including maintenance of agreed upon levels for the (i) ratio of total first lien debt to EBITDA, which may not exceed 2.00:1.00 at each quarter end, calculated using the last four completed fiscal quarters and (ii) ratio of current assets to current liabilities, which must be at least 1.00:1.00 at each quarter end. In the current ratio calculation, any amounts available to be drawn under the Company’s revised senior credit facility are anticipated to be included in current assets, and unrealized assets and liabilities resulting from mark-to-market adjustments on its derivative contracts will be disregarded. The revised senior credit facility is expected to mature on the earliest of (i) June 2020, (ii) 91 days before the maturity or any mandatory offer to repurchase under the Notes and (iii) 91 days before the maturity or any mandatory offer to repurchase the unsecured notes.  The revised senior credit facility also is expected to contain various covenants that will limit the Company and certain of its subsidiaries’ ability to: grant certain liens; make certain loans and investments; make distributions; redeem stock; redeem or prepay debt; merge or consolidate with or into a third party; or engage in certain asset dispositions, including a sale of all or substantially all of the Company’s assets. Additionally, the revised senior credit facility is expected to limit the Company and certain of its subsidiaries’ ability to incur additional indebtedness with certain exceptions.

The Company expects the obligations under the revised senior credit facility will be guaranteed by certain of its subsidiaries and will be secured by first priority liens on all shares of capital stock of certain of its material present and future wholly owned subsidiaries; certain intercompany debt; and substantially all of its assets, including, consistent with the existing senior credit facility, proved oil, natural gas and NGL reserves representing at least 80.0% of the discounted present value of proved oil, natural gas and NGL reserves considered by the lenders in determining the borrowing base for the revised senior credit facility.

At the Company’s election, interest under the revised senior credit facility is expected to be determined by reference to (a) the ICE Benchmark Administration Limited LIBOR rate (“LIBOR”) plus an applicable margin between 1.75% and 2.75% per annum or (b) the “base rate,” which is the highest of (i) the federal funds rate plus 0.5%, (ii) the prime rate published by Royal Bank of Canada or (iii) the one-month Eurodollar rate (as defined in the revised senior credit facility) plus 1.00% per annum, plus, in each case under scenario (b), an applicable margin between 0.75% and 1.75% per annum. Interest is anticipated to be  payable quarterly for base rate loans and at the end of the applicable interest period for LIBOR loans, except that if the interest period for a LIBOR loan is six months or longer, interest will be paid at the end of each three-month period. Quarterly, the Company expects to pay commitment fees assessed at an annual rate of 0.5% on any available portion of the revised senior credit facility.

Borrowings under the revised senior credit facility may not exceed the lower of the committed amount or the borrowing base, which is subject to periodic redeterminations and adjustments. The initial borrowing base under the revised senior credit facility will be $500 million. The next scheduled borrowing base redetermination is expected to take place in

October 2015. With respect to each redetermination, the administrative agent and the lenders under the revised senior credit facility will consider several factors, including the Company’s proved reserves and projected cash requirements, and make assumptions regarding, among other things, oil and natural gas prices and production. Because the value of the Company’s proved reserves is a key factor in determining the amount of the borrowing base, changing commodity prices and the Company’s success in developing reserves may affect the borrowing base. At times the Company expects to incur additional costs related to the revised senior credit facility as a result of amendments to the credit agreement and changes to the borrowing base.

Additionally, the Company expects the revised senior credit agreement to permit the Company and certain of its subsidiaries to incur additional indebtedness in an aggregate principal amount not to exceed $1.75 billion (including the Notes) which, if secured, may be secured solely by collateral securing the revised senior credit facility on a junior lien basis, and the incurrence of amounts in excess of $1.50 billion of such debt will result in an automatic reduction of the borrowing base by $.25 for each $1.00 of debt incurred. The Company expects any junior lien debt will be subject to the terms and conditions set forth in an intercreditor agreement and will mature no earlier than 91 days after the stated maturity date of the facility.

The Company anticipates the revised senior credit facility will have $11.6 million in outstanding letters of credit secured by the revised senior credit facility at closing, which reduce the availability under the revised senior credit facility on a dollar-for-dollar basis.

The terms of the revised senior credit facility described above are subject to change. The availability of the revised senior credit facility is expected to be subject to a number of conditions, including the consummation of the offering of the Notes (the “Offering”). To the extent that any of these conditions are not satisfied, the revised senior credit facility may not be available on the terms described herein or at all.

The Company expects that it will enter into definitive documentation for the revised senior credit facility with the committed banks, together with additional banks participating in the facility, concurrently with the issuance of the Notes.  The effectiveness of the revised senior credit facility is conditioned upon the closing of the Offering and the Offering is conditioned upon the effectiveness of the revised senior credit facility.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

99.1                                                                        Press release issued by SandRidge Energy, Inc. dated as of May 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 28, 2015

SANDRIDGE ENERGY, INC.
(Registrant)

By:	/s/ Philip T. Warman
Name:	Philip T. Warman
Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

No.	Description

99.1	Press release issued by SandRidge Energy, Inc. dated as of May 28, 2015.